UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023

Vitesse Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

9200 E. Mineral Avenue, Suite 200 Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 361-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2023, James Henderson was appointed Chief Financial Officer of Vitesse Energy, Inc. (the “Company”) effective September 1, 2023. Mr. Henderson will succeed David R. Macosko, who will transition from and cease to be an employee of the Company effective August 31, 2023. The Company and Mr. Macosko have agreed to discuss a transition period during which Mr. Macosko will provide the Company with services on a consulting basis.

Mr. Henderson, 58, has over 30 years of oil and gas experience and most recently served as Executive Vice President Finance and Chief Financial Officer of Whiting Petroleum Corporation (“Whiting”) from September 2020 until the closing of its merger with Oasis Petroleum Inc. in July 2022. Prior to joining Whiting, Mr. Henderson served as Executive Vice President and Chief Financial Officer of SRC Energy Inc. from 2015 until the closing of its merger with PDC Energy, Inc. in January 2020. From January 2020 until September 2020 and from July 2022 to August 2023, he was a private investor. Mr. Henderson also served as Executive Vice President and Chief Financial Officer of Kodiak Oil & Gas Corporation (“Kodiak”) until its acquisition by Whiting in 2014. Prior to joining Kodiak, Mr. Henderson held various positions at Aspect Energy, Anadarko Petroleum Corporation, Western Gas Resources, Inc., Apache Corporation and Pennzoil Company. He holds a Bachelor of Business Administration degree in accounting from Texas Tech University and a Master of Business Administration degree in finance from Regis University.

There are no arrangements or understandings between Mr. Henderson and any other persons pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Henderson and any director or executive officer of the Company, and Mr. Henderson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Henderson’s base salary will be $350,000 and he will receive an award of time-vested restricted stock units with respect to 180,000 shares of Company common stock that will vest in three equal annual installments following the grant date, subject to continued employment through such dates. If Mr. Henderson is terminated without cause, resigns for good reason, dies or is terminated due to disability (each a “Qualifying Termination”), the restricted stock units will vest and be settled in connection with such termination, subject to (i) the execution and nonrevocation of a release of claims and (ii) compliance with restrictive covenants, including non-competition restrictions, for the period beginning on the Qualifying Termination and continuing for six months following the time at which the restricted stock units are settled, paid or delivered. The foregoing description of Mr. Henderson’s restricted stock units award does not purport to be complete and is qualified in its entirety by reference to the form of restricted stock unit award agreement, which was attached as Exhibit 10.8 to the Company’s annual report on Form 10-K for the year ended December 31, 2022 and is incorporated by reference herein. Mr. Henderson will also be eligible to participate in the Vitesse Energy, Inc. Employee Severance Plan, which was attached as Exhibit 10.8 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 19, 2022 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

99.1	Press Release issued by Vitesse Energy, Inc. on August 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2023	VITESSE ENERGY, INC.

/s/ Robert W. Gerrity
Robert W. Gerrity
Chief Executive Officer